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                                                                    Exhibit 99.2

                         M E D I A   A D V I S O R Y



BROWN-FORMAN ANALYST PRESENTATION AVAILABLE ON WEBSITE

        LOUISVILLE, KY, February 21, 2001 - Brown-Forman Corporation is participating in the CAGNY Conference in Naples, Florida on Friday, February 23. Brown-Forman President William M. Street is presenting information about the company's global brand-building activities, with particular emphasis on Jack Daniel's Tennessee Whiskey.

        A live webcast of this event is being furnished via the company's website. Those interested should go to WWW.BROWN-FORMAN.COM. Click first on "Investor Information" and then also on Brown-Forman Presentation at CAGNY Conference. Mr. Street's presentation is scheduled to begin at 9:30 a.m. (EST) on February 23.

        The text and slides of Mr. Street's speech will also be available for review following the live webcast. To access, go to WWW.BROWN-FORMAN.COM, click first on "Corporate News" and then on "Presentations." Please allow several minutes for the file to load.

        Brown-Forman Corporation is a diversified producer and marketer of fine quality consumer products, including Jack Daniel's, Canadian Mist, Southern Comfort, Fetzer and Bolla wines, Korbel California Champagnes, Lenox, Dansk, and Gorham tableware and giftware, and Hartmann Luggage.


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